UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 26, 2016

3D SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34220	95-4431352
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

333 Three D Systems Circle Rock Hill, South Carolina	29730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (803) 326-3900

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 26, 2016, the Board of Directors (the “Board”) of 3D Systems Corporation (the “Company”) elected Vyomesh Joshi, the Company’s President and Chief Executive Officer, as a director of the Company. Mr. Joshi will serve until the next annual meeting of the stockholders of the Company and until his successor has been elected and qualified or until his earlier death, resignation or removal.

Mr. Joshi was also appointed to the Executive Committee of the Board. Mr. Joshi will not receive any additional compensation for his service on the Board. There are no arrangements or understandings between Mr. Joshi and any other person pursuant to which he was elected as a director of the Company, and there is no information required to be disclosed with respect to Mr. Joshi pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D SYSTEMS CORPORATION
Date: July 28, 2016
/s/ ANDREW M. JOHNSON
(Signature)

	Name:	Andrew M. Johnson
	Title:	Executive Vice President, Chief Legal
Officer and Secretary